12/31/02


    AMENDMENT NUMBER THREE (3) TO TERRY EMPLOYMENT AGREEMENT

     Subject to ratification by the Board of Directors at its next regular meeting, this Amendment Number Three (3) is entered into this 31st day of December 2002, ("Amended Employment Agreement") by and between COMTEX News Network, Inc. ("COMTEX"), a Delaware corporation, with its principal executive offices at 4900 Seminary Road, Alexandria, Virginia 22311 ("Company"), and CHARLES W. TERRY, whose address is 13201 Dodie Drive, Darnestown, Maryland 20878 ("Employee").

                      W I T N E S S E T H:

     WHEREAS,  COMTEX and the Employee entered into an employment agreement on the 1st day of October 1998 and amended on  the  1st
day   of  October  2001  and  the  10th  day  of  September  2002
(hereinafter "Agreement"); and

     WHEREAS, COMTEX and the Employee wish to amend the terms of the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below, the parties hereto agree as follows:

   1. The term of the Agreement shall be extended through June 30, 2003.

   2. A bonus pool for FY03 performance is hereby incorporated into the Agreement:

       A bonus pool for FY03 of $130,000 for Employee (split 2/3 - 1/3 between achieved revenues and achieved EBITDA) shall hereby be established and administered consistent with the bonus arrangement employed during FY02, modified as follows to reflect the current Board-approved FY03 Budget (i.e., a revenue target of $11.9 million and EBITDA target of $503 thousand):

       FY03 Revenue Bonus Component = $86,667
       FY03 Revenue         $10.9M    $11.9M    $12.9M    $16M
       % Component Payable     0%        69%      100%     200%


       FY03 EBITDA Bonus Component = $43,333
       FY03 EBITDA           $200K     $503K     $929K     $1.56M
       % Component Payable      0%        69%       100%      200%

       *The intervals between the four break points stipulated above shall be interpolated such that the resulting percentage that is applied to any excess revenue or EBITDA above the lower threshold shall result in a linear bridge to the next higher threshold.

   3. For the purpose of clarity, the following existing terms of the Agreement are hereby reaffirmed:

       a. Employee's annual base salary shall continue unchanged at
          $195,000
       b. Employee shall continue to be eligible for a discretionary bonus of up to $50,000, at the sole and complete discretion of the Board.
       c. Employee shall continue to be eligible for a twelve month severance payment, in lieu of any other severance stipulated in the Agreement, which shall be payable evenly over an equal number of months, if Employee is terminated within the first six months of the effective date of a change of control of the Company, defined as a sale or merger of the Company.

   4. All conditions of the Agreement not amended herein shall remain in full force and effect.


COMTEX NEWS NETWORK, INC.          ACCEPTED & AGREED TO:

By: /S/ C.W. GILLULY               /S/  CHARLES W. TERRY
     --------------------               ----------------------
     C. W. Gilluly                      Charles W. Terry
     Chairman
     Board of Directors

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